N-SAR Exhibit: Sub-item 77I(a)
Legg Mason Partners Equity Trust
QS Defensive Growth Fund

Item 77I(a): Terms of new or amended securities

In response to Sub-Items 77I (a), QS Defensive Growth Fund,  the
Registrant incorporates by reference the supplement to the fund's Summary Prospectus, Prospectus and Statement of Additional Information as filed with the Securities and Exchange Commission pursuant to Rule 497 of the Securities Act of 1933 on March 3, 2016 (Accession No. 0001193125-16-491467).The
Registrant also incorporates by reference Post-Effective Amendment No. 371 to Form N-1A filed on May 24, 2016 pursuant to Rule 485(b) of the Securities Act of 1933 (Accession No. 0001193125-16-600486).